As filed with the Securities and Exchange Commission on November 30, 2020
Registration No. 333-245589

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM F-3
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

UNILEVER N.V.
(Exact name of Registrant as specified in its charter)
THE NETHERLANDS
(State of other jurisdiction of incorporation or organization)
None
(I.R.S. Employer Identification Number)
WEENA 455
3013 AL Rotterdam
The Netherlands
Tel. No.: 011-31-10-217-4000
(Address and telephone number of
Registrant’s principal executive offices)

UNILEVER PLC
(Exact name of Registrant as specified in its charter)
ENGLAND
(State of other jurisdiction of incorporation or organization)
None
(I.R.S. Employer Identification Number)
UNILEVER HOUSE
100 VICTORIA EMBANKMENT
BLACKFRIARS
London EC4Y 0DY, England
Tel. No.: 011-44-20-7822-5252
(Address and telephone number of
Registrant’s principal executive offices)

UNILEVER UNITED STATES, INC.
(Exact name of Registrant as specified in its charter)
Delaware
(State of other jurisdiction of incorporation or organization)
13-2915928
(I.R.S. Employer Identification Number)
700 Sylvan Avenue
Englewood Cliffs, New Jersey 07632
Tel. No.: (201) 894-7135
(Address and telephone number of
Registrant’s principal executive offices)

UNILEVER CAPITAL CORPORATION
(Exact name of Registrant as specified in its charter)
Delaware
(State of other jurisdiction of incorporation or organization)
13-3153661
(I.R.S. Employer Identification Number)
700 Sylvan Avenue
Englewood Cliffs, New Jersey 07632
Tel. No.: (201) 894-7135
(Address and telephone number of
Registrant’s principal executive offices)

David Schwartz
Vice President and Assistant Secretary
UNILEVER UNITED STATES, INC.
700 Sylvan Avenue
Englewood Cliffs, New Jersey 07632
Tel. No.: (201) 894-2750
(Name, address and telephone number of agent for service)
Copies to:
CECIL D. QUILLEN III
LINKLATERS LLP
One Silk Street
London EC2Y 8HQ
United Kingdom
Approximate date of commencement of proposed sale to the public: Not applicable.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company   ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No.1 to Form F-3 (the “Post-Effective Amendment”) relates to the Registration Statement on Form F-3 (File No. 333-245589) (the “Registration Statement”) filed with the Securities and Exchange Commission on August 13, 2020 by Unilever N.V., a Netherlands corporation, Unilever PLC, a company incorporated under the laws of and registered in England and Wales, Unilever United States, Inc., a Delaware corporation, and Unilever Capital Corporation, a Delaware corporation (each, a “Registrant”), with the Securities and Exchange Commission.
The Registration Statement registered an indeterminate number of securities, which may include: (i) Guaranteed Debt Securities of Unilever N.V., (ii) Guarantees of Unilever N.V. — Constituting Guarantees of Debt Securities of Unilever Capital Corporation, (iii) Ordinary Shares, €0.16 par value of Unilever N.V., (iv) Guaranteed Debt Securities of Unilever Capital Corporation, (v) Guarantees of Unilever PLC — Constituting Guarantees of Debt Securities of Unilever N.V., (vi) Guarantees of Unilever PLC — Constituting Guarantees of Debt Securities of Unilever Capital Corporation, (vii) Guarantees of Unilever United States, Inc. — Constituting Guarantees of Debt Securities of Unilever N.V. and (viii) Guarantees of Unilever United States, Inc. — Constituting Guarantees of Debt Securities of Unilever Capital Corporation. The (i) Guaranteed Debt Securities of Unilever N.V., (ii) Guarantees of Unilever N.V. — Constituting Guarantees of Debt Securities of Unilever Capital Corporation and (iii) Ordinary Shares, €0.16 par value of Unilever N.V. are referred to herein collectively as the “Registered Unilever N.V. Securities.” This Post-Effective Amendment is being filed solely for the purpose of deregistering any and all Registered Unilever N.V. Securities registered under the Registration Statement that remain unsold.
On November 29, 2020 (the “Effective Time”), Unilever N.V. merged into Unilever PLC by way of a cross-border merger, pursuant to which Unilever PLC acquired all of the assets, liabilities and legal relationships of Unilever N.V. by universal succession of title, Unilever N.V. was dissolved and ceased to exist (without going into liquidation) and Unilever PLC became the single parent company of the Unilever group (“Unification”). In connection with Unification, Unilever PLC assumed all financial indebtedness of Unilever N.V. and all guarantees given by Unilever N.V. in respect of financial indebtedness, and all Registered Unilever N.V. Securities were cancelled.
Attached hereto as Exhibit 99.1 is the First Supplemental Indenture dated as of November 30, 2020 among Unilever Capital Corporation, Unilever PLC, Unilever United States, Inc. and The Bank of New York Mellon, as Trustee, which evidences the assumption by Unilever PLC of the rights and obligations of Unilever N.V. under the Amended and Restated Indenture dated as of September 22, 2014 among Unilever Capital Corporation, Unilever N.V., Unilever PLC, Unilever United States, Inc. and The Bank of New York Mellon, as Trustee, governing the issuance of the securities registered in the Registration Statement.
As a result of Unification, Unilever PLC, as legal successor to Unilever N.V., has terminated all offerings of the Registered Unilever N.V. Securities pursuant to the Registration Statement and, in accordance with the undertaking made in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that had been registered which remain unsold at the termination of the offering, hereby removes from registration all Registered Unilever N.V. Securities registered under the Registration Statement that remain unsold as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant, Unilever PLC, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom, on November 30, 2020.
UNILEVER PLC
By:
/s/ Richard Hazell

Name: Richard Hazell
Title:
Authorized Signatory

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933.

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Unilever United States, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in New Jersey, United States of America, on November 30, 2020.
UNILEVER UNITED STATES, INC.
By:
/s/ Natalia Cavaliere

Name: Natalia Cavaliere
Title:
Vice President & Assistant Secretary

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933.

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Unilever Capital Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in New Jersey, United States of America, on November 30, 2020.
UNILEVER CAPITAL CORPORATION
By:
/s/ Natalia Cavaliere

Name: Natalia Cavaliere
Title:
Vice President & Assistant Secretary

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933.

EXHIBIT INDEX
Exhibit Number	Description of Exhibits
99.1	— First Supplemental Indenture dated as of November 30, 2020 among Unilever Capital Corporation, Unilever PLC, Unilever United States, Inc. and The Bank of New York Mellon, as Trustee.